Exhibit 4.1

032731

WC

WashingtonFIRSTBANKSHARES, INC.

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

SEE REVERSE FOR CERTAIN DEFINITIONS AND RIGHTS LEGEND

CUSIP 940730 10 4

This certifies that SPECIMEN is the record holder of FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $5.00 PER SHARE, OF WASHINGTONFlRST BANKSHARES, INC.

The shares evidenced by this certificate are transferable only on the books of WASHINGTONFIRST BANKSHARES, INC. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, WASHINGTONFIRST BANKSHARES, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

Dated:

CORPORATE SECRETARY

WASHINGTONFIRST BANKSHARES, INC.

CORPORATE

SEAL 2009

VIRGINIA

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED

STOCKTRANS, INC.

44 W. Lancaster Avenue

Ardmore, PA 19003

TRANSFER AGENT AND REGISTRAR

BY: AUTHORIZED SIGNATURE

WASHINGTONFlRST BANKSHARES, INC.

The corporation will furnish without charge to each stockholder who so requests the powers designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the corporation or to the transfer agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

UNIF GIFT MIN ACT Custodian

(Cast) (Minor)

TEN ENT - as tenants by the entireties

under Uniform Gifts to Minors Act

(State)

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print of typewrite name and address including postal zip code of assignee shares of the capital stock represented by the within certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated,

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.